SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

NYSE Euronext
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required. (See explanatory note below)

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

Safe Harbour Statement

NYSE Euronext will file a Solicitation/Recommendation Statement on Schedule 14D-9 in the event that Nasdaq OMX Group, Inc. and/or IntercontinentalExchange Inc. commences a tender offer for the outstanding shares of NYSE Euronext common stock. NYSE Euronext stockholders are strongly encouraged to read the Solicitation/Recommendation Statement if and when it becomes available, as it will contain important information. Stockholders will be able to obtain this Solicitation/Recommendation Statement, any amendments or supplements to the proxy statement and other documents filed by NYSE Euronext with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the Solicitation/Recommendation Statement and any amendments and supplements to the Solicitation/Recommendation Statement will also be available for free at NYSE Euronext’s website at www.nyse.com.

In connection with the proposed business combination transaction between NYSE Euronext and Deutsche Boerse AG, Alpha Beta Netherlands Holding N.V. (“Holding”), a newly formed holding company, has filed, and the SEC has declared effective on May 3, 2011, a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission (“SEC”) that includes (1) a proxy statement of NYSE Euronext that will also constitute a prospectus for Holding and (2) an offering prospectus of Holding to be used in connection with Holding’s offer to acquire Deutsche Boerse AG shares held by U.S. holders. Holding has also filed an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht) (“BaFin”), which was approved by the BaFin for publication pursuant to the German Takeover Act (Wertpapiererwerbs-und Übernahmegesetz), and was published on May 4, 2011.

Investors and security holders are urged to read the definitive proxy statement/prospectus, the offering prospectus and the offer document regarding the proposed business combination transaction because they contain important information. You may obtain a free copy of the definitive proxy statement/prospectus, the offering prospectus and other related documents filed by NYSE Euronext and Holding with the SEC on the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other documents relating thereto may also be obtained for free by accessing NYSE Euronext’s website at www.nyse.com. The offer document is available at Holding’s website at www.global-exchange-operator.com.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Holding, Deutsche Boerse AG or NYSE Euronext. The final terms and further provisions regarding the public offer are disclosed in the offer document that has been approved by the BaFin and in documents that have been filed with the SEC.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer is not being made directly or indirectly in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

This announcement and related materials do not constitute in France an offer for ordinary shares in Holding. The relevant final terms of the proposed business combination transaction will be disclosed in the information documents reviewed by the competent European market authorities.

Participants in the Solicitation

NYSE Euronext, Deutsche Boerse AG, Holding and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Euronext stockholders in respect of the proposed business combination transaction. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement/prospectus and the other relevant documents filed with the SEC.

Forward-Looking Statements

This document includes forward-looking statements about NYSE Euronext, Deutsche Boerse AG, Holding, the enlarged group and other persons, which may include statements about the proposed business combination, the likelihood that such transaction could be consummated, the effects of any transaction on the businesses of NYSE Euronext or Deutsche Boerse AG, and other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and the development of the industries in which NYSE Euronext and Deutsche Boerse AG operate may differ materially from those made in or suggested by the forward-looking statements contained in this document. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, none of NYSE Euronext, Deutsche Boerse AG or Holding undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Interview in Listings Exchange, a newsletter for NYSE Euronext European listed companies and market advisors, with NYSE Euronext President and Deputy Chief Executive Officer, Dominique Cerutti (May 12, 2011).

“Issuers and investors will benefit from a larger pool of liquidity”

Dominique Cerutti, President and Deputy CEO of NYSE Euronext, explains the advantages of the merger between NYSE Euronext and Deutsche Börse.

What is the status of your merger with Deutsche Börse?

The NYSE Euronext Board of Directors has voted unanimously to reaffirm its previously announced merger with Deutsche Börse as it believes that such a transaction is consistent with its long-term strategy adopted in 2009. The combination of NYSE Euronext and Deutsche Börse positions the company as the leading global exchange operator. When completed, the merger will provide customers with a diverse array of products and services, with trading in equities, derivatives, post-trading activities, technology, and an expanded geographic footprint. We will offer businesses and investors full transparency, safety and a level of innovation that they have come to expect from financial markets.

What are the advantages for your stakeholders?

The combined group will offer best execution with increased transparency, better risk management and cross-border coordination, as well as enhanced business practices and market infrastructure. The new company will be positioned as a leader in the constantly evolving global financial arena, offering clients global scale, product innovation, operational and capital efficiencies. In addition issuers and investors will benefit from a larger pool of liquidity and asset classes that represent the extended NYSE Euronext-Deutsche Börse services and product range.

How and when was this project born?

The Board of NYSE Euronext and management team has always carefully evaluated the strategic options for the company. In 2009, the Board adopted a strategy that positioned the company to deliver long term sustainable growth by developing multi-class businesses across a broad spectrum of capital market services. The idea of a merger with Deutsche Börse began to be seriously considered in the second half of 2010, over informal meetings with its leaders, when we became aware of the extraordinary complementarity of our activities. We have chosen a partner that allows us to be well placed to drive the long-term strength of transparent and regulated markets.

Why did the Board refuse the Nasdaq / ICE proposal?

The Board never considered it strategically attractive to break up or sell the company, and believed that doing so now would be a strategic mistake in light of the development of global markets. The Board determined that the Nasdaq / ICE deal was highly conditional, and risked causing significant job losses in the group. The resulting combination would be a heavily US weighted company with approximately 75% of the revenue derived from the US.

When will the merger between NYSE Euronext-Deutsche Börse be completed?

The transaction is subject to the approval of a majority of shareholders of NYSE Euronext and acceptance that is greater or equal to 75% of the shareholders of Deutsche Börse. Over the coming months, we will also need to obtain approval from the authorities in charge of competition issues and financial markets in Europe and the United States, with the aim of completing the agreement by the end of 2011.